SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                                FORM 8-K

               CURRENT REPORT pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  July 25, 2000


                        COVEST BANCSHARES, INC.
        (Exact name of Registrant as specified in its charter)


      Delaware               0-20160               36-3820609
    (State or other      (Commission File No.)    (IRS Employer
     jurisdiction of                                Number)
     Incorporation)


           749 Lee Street, Des Plaines, Illinois    60016
        (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, July 25, 2000, the Company issued a press release pertaining to Second Quarter 2000 results. The text of the press release is attached hereto as Exhibit 99.1.




Item 7.  Exhibit 99.1



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 25, 2000


                          COVEST BANCSHARES, INC.

                          By:  /s/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer

                          By:  /s/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer




CoVest Bancshares, Inc. Reports 8 Percent Increase in Net Income

DES PLAINES, IL July 25, 2000 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) net income was $1,125,000 for the second quarter of 2000, up 8% over $1,039,000 for the same period last year. Basic earnings per share were $0.28, a 12% increase compared to $0.25 per share for the second quarter of 1999. Diluted earnings per share were $0.27, a 13% increase compared to $0.24 per share for second quarter 1999.

For the first six months of 2000, the Company earned $2,222,000 versus $1,825,000 for the like period in 1999. Basic earnings per share were $0.54 compared to $0.44 per share for the first six months of 2000. Diluted earnings per share were $0.54, a 29% increase compared to $0.42 per share for the first six months of 1999.

Return on average equity and return on average assets during the second quarter were 9.65% and 0.80% respectively during 2000 compared to 8.96% and 0.77% in 1999. Return on average equity and average assets for the first six months of 2000 was 9.58% and 0.79% respectively compared to 7.81% and 0.68% in 1999.

The Company's efficiency ratio was 60.90% compared to 64.31% in the second quarter of 1999. The efficiency ratio was 60.18%, a 13% decrease compared to 69.06% for the first six months of 1999.

Cash earnings (net earnings adjusted for the after tax impact of amortization of goodwill) for the second quarter of 2000 were $1,156,000, or $0.28 (basic) and $0.28 (diluted) earnings per share, compared to $1,071,000 or $0.26 (basic) and $0.25 (diluted) earnings per share for the same period in 1999.

Cash earnings for the first six months of 2000 were $2,284,000, or $0.56 (basic) and $0.55 (diluted) earnings per share, compared to $1,888,000, or $0.46 (basic) and $0.44 (diluted) earnings per share for the same period in 1999.

Net interest income increased by $343,000, or 9%, for the second quarter of 2000 compared to the second quarter of 1999. A $28 million increase in average earning assets for the second quarter of 2000 versus the second quarter of 1999 accounted for part of this increase. The Company's net interest margin averaged 3.21% for the second quarter of 2000, a 13 basis point increase from 3.08% in 1999. The net spread averaged 2.59% for the second quarter of 2000, a 9 basis point decrease from 2.68% during the second quarter of 1999. The yield on average earning assets increased by 63 basis points while the cost of interest-bearing liabilities increased by 72 basis points. The Company expects the net interest margin to remain relatively stable during the next several quarters.

The provision for possible loan losses decreased by $38,000 from $288,000 to $250,000 in the second quarter of 2000.

Non interest income decreased $453,000, or 37%, to $757,000 from the comparable quarter last year. Loan charges and servicing fees decreased by $6,000 as the volume of loans remained the same. Mortgage Center income was down 75%, to $122,000 in the second quarter of 2000 compared to $495,000 in the similar quarter in 1999 due to higher interest rates, which had a major impact on mortgage loan refinancing and new loan generation. Deposit related charges and fees increased by $12,000 during the second quarter of 2000 as compared to the second quarter of 1999.

Non-interest expense decreased $244,000, or 7% for the second quarter of 2000 from the comparable quarter in 1999. Total compensation and benefit costs increased $102,000 for the quarter ended June 30, 2000 versus June 30, 1999. There were decreases in commission expenses of $72,000 due to a lower volume of loan originations; the cost of Federal Deposit Insurance premiums decreased by $33,000 because of a lower assessment level; data processing expenses decreased by $25,000 as Y2K expenses were not present during 2000; and miscellaneous expenses decreased by $206,000. The Company's goal is to maintain an efficiency ratio in the 60% range.

At June 30, 2000, total non-performing assets amounted to $560,000, or 0.10% of total assets compared to $766,000, or 0.13% of total assets at December 31, 1999. These are multi-family and mortgage loans in various stages of fore-closure and one parcel of residential Other Real Estate Owned.

The Company's assets decreased to $554 million as of June 30, 2000, as compared to $568 million at December 31, 1999. Net loans receivable decreased $1 million to $462 million as of June 30, 2000 versus $463 million outstanding as of December 31, 1999. Multi-family loans increased by $14.7 million and commercial loans increased by $7.0 million. This increase was offset by a decrease in leases and construction loans of approximately $9.2 million and $6.5 million, respectively. Limited growth in the loan portfolio is expected during the remainder of 2000. Total securities have decreased by $15.0 million as a result of the sales and security paydowns. These funds were used to repay FHLB advances. Deposits increased 7% to $424 million as of June 30, 2000 compared to $398 million as of December 31, 1999. In March 2000, the Bank introduced a High Yield Account. This account has a market sensitive rate of interest that is indexed to the 91-day Treasury Bill weekly auction rate. All balances over $2,500 are tiered to this market interest rate. The Company is focused on growing High Yield Account balances and attracting new commercial deposit accounts. At June 30, 2000, the account had a $103 million balance, a 16% increase from year-end 1999. Additional deposit growth has been centered in non-interest bearing deposits that grew by approximately 22% or $4.3 million and purchased certificates of deposit, which increased by approximately 29% or $12.7 million. The increase in deposits has been used to pay down FHLB borrowings.

Stockholders' equity totaled $47 million at June 30, 2000. The number of common shares outstanding was 4,015,545 and the book value per common share outstanding was $11.58.

CoVest Bancshares, Inc. is a bank holding company for CoVest Banc, a national bank servicing customers with three full-service offices and a mortgage office located in the northwest suburbs of the greater Chicago area. The Bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.

SAFE HARBOR STATEMENT

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiary include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, our implementation of new technologies, our ability to develop and maintain secure and reliable electronic systems and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                        THREE MONTHS ENDED
                                      JUNE 30,         JUNE 30,
                                        2000             1999        % CHANGE
                                    -----------      -----------     ---------
Earnings:

  Net Interest Income (FTE)          $4,381,000       $4,079,000         7%

  Net Income                         $1,125,000       $1,039,000         8%

  Per Share

    Earnings                              $0.28            $0.25        12%

    Diluted Earnings                      $0.27            $0.24        13%

Key Ratios:

  Return on Average Assets                 0.80%            0.77%        4%

  Return on Average Equity                 9.65%            8.96%        8%

  Net Interest Margin                      3.21%            3.08%        4%

  Efficiency Ratio                        60.90%           64.31%       -5%

  Average Stockholders' Equity to
    Average Assets                         8.26%            8.59%       -4%

Risk-Based Capital Ratios:

  Tier I

      Company                             12.1%            12.7%        -5%

      Bank                                11.0%            12.1%        -9%

  Total

      Company                             13.4%            14.0%        -4%

      Bank                                12.3%            13.3%        -8%

Common Stock Data:

  Cash Dividends Declared Per Share       $0.08            $0.08         0%

  Book Value Per Share                   $11.58           $11.05         5%

  Price/Earnings Ratio                     9.56X           16.53X      -42%





COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                          SIX MONTHS ENDED
                                      JUNE 30,         JUNE 30,
                                        2000             1999        % CHANGE
                                    -----------      -----------    ----------
Earnings:

  Net Interest Income (FTE)          $8,586,000       $8,078,000         6%

  Net Income                         $2,222,000       $1,825,000        22%

  Per Share

    Earnings                              $0.54            $0.44        23%

    Diluted Earnings                      $0.54            $0.42        29%

Key Ratios:

  Return on Average Assets                 0.79%            0.68%       16%

  Return on Average Equity                 9.58%            7.81%       23%

  Net Interest Margin                      3.15%            3.06%        3%

  Efficiency Ratio                        60.18%           69.06%      -13%

  Average Stockholders' Equity to
    Average Assets                         8.25%            8.67%       -5%

Risk-Based Capital Ratios:

  Tier I

      Company                             12.1%            12.7%        -5%

      Bank                                11.0%            12.1%        -9%

  Total

      Company                             13.4%            14.0%        -4%

      Bank                                12.3%            13.3%        -8%

Common Stock Data:

  Cash Dividends Declared Per Share       $0.16            $0.16         0%

  Book Value Per Share                   $11.58           $11.05         5%

  Price/Earnings Ratio                     9.56X           16.53X      -42%


COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

                                          JUNE 30,     DEC. 31,
(Dollars in thousands)                       2000         1999
                                          ---------    ---------
ASSETS
------
CASH ON HAND AND IN BANKS                 $  8,944   $    9,027

INTEREST BEARING DEPOSITS                    3,452        1,590
                                          ---------    ---------
  Cash and Cash Equivalents                 12,396       10,617

SECURITIES:
  Securities Available-for-Sale             39,630       51,702
  Mortgage-Backed and Related
    Securities Available-for-Sale           15,499       18,759
  Federal Home Loan Bank and
    Federal Reserve Bank Stock               6,635        6,529
                                          --------     --------
TOTAL SECURITIES                            61,764       76,990

LOANS RECEIVABLE:
  Commercial Loans                          24,387       17,426
  Multi-Family Loans                       140,826      126,109
  Commercial Real Estate Loans              71,548       74,284
  Construction Loans                        39,724       46,177
  Commercial/Municipal Leases               12,874       22,029
  Mortgage Loans                           125,659      130,160
  Consumer Loans                            52,182       51,239
  Mortgage Loans held for Sale                  46          106
                                          --------     --------
    TOTAL LOANS RECEIVABLE                 467,246      467,530
  Allowance for Possible Loan Loss         ( 5,240)     ( 4,833)
                                          --------     --------
LOANS RECEIVABLE, NET                      462,006      462,697

ACCRUED INTEREST RECEIVABLE                  3,370        3,437
PREMISES AND EQUIPMENT                      10,292       10,669
OTHER REAL ESTATE OWNED                         75            0
GOODWILL                                     1,646        1,749
MORTGAGE SERVICING RIGHTS                      137          148
OTHER ASSETS                                 1,814        2,189
                                          --------     --------
TOTAL ASSETS                              $553,500     $568,496
                                          ========     ========




COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)

                                            JUNE 30,      DEC. 31,
                                              2000          1999
                                           ---------     ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
  Deposits:
      Non-Interest Bearing                 $  23,959    $  19,691
      Interest Bearing Checking               22,321       21,930
      Savings Accounts                        47,295       49,700
      Money Market Accounts                  103,130       88,779
      Certificates of Deposit                159,433      165,578
      Jumbo CDs                               11,229        8,204
      Purchased CDs                           56,831       44,173
                                            --------     --------
                                             424,198      398,055
  Short-Term Borrowings and Securities
    Sold U/A to Repurchase                    52,565       85,004
  Long-Term Advances from Federal
    Home Loan Bank                            19,000       29,000
  Advances from Borrowers for
    Taxes and Insurance                        4,864        4,640
  Accrued Expenses and Other Liabilities       6,362        5,523
                                           ---------    ---------
TOTAL LIABILITIES                            506,989      522,222


STOCKHOLDERS' EQUITY:
  Common Stock, par value $.01 per share;
    7,500,000 authorized shares; 4,403,803
    shares issued at 6/30/00 and 12/31/99
    respectively                                  44           44
  Additional Paid-in Capital                  17,824       17,919
  Retained Earnings                           35,084       33,514
  Treasury Stock, 388,258 shares and
    299,796 shares, held at cost 6/30/00
    and 12/31/99 respectively                 (5,194)      (4,312)
  Unearned Stock Award                             0          (14)
  Accumulated Other Comprehensive
    Loss                                      (1,247)        (877)
                                           ---------     --------
TOTAL STOCKHOLDERS' EQUITY                    46,511       46,274
                                           ---------     --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                        $553,500     $568,496
                                           =========     ========



COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF INCOME            THREE MONTHS ENDED       SIX MONTHS ENDED
(Unaudited)                                 JUNE 30,     JUNE 30,	  JUNE 30,      JUNE 30
(Dollars in thousands, except per             2000         1999       2000          1999
 share data)                              ---------    ---------	  ---------   ---------
INTEREST INCOME
  Loans and Leases Receivable               $ 9,574      $ 7,672     $18,821      $15,263
  Interest Bearing Deposits at Banks            161          185         278          572
  Mortgage-Backed and Related Securities        289          385         607          894
  Taxable Securities                            524          808       1,062        1,285
  Tax Exempt Securities                          92          178         193          334
  Other Interest and Dividend Income            120          115         237          244
                                           ---------    ---------   ---------   ---------
  Total Interest Income                      10,760        9,343      21,198       18,592
INTEREST EXPENSE
  Deposits                                    4,996        3,660       9,822        7,337
  Advances from Federal Home Loan Bank        1,195        1,621       2,536        3,224
  Other Borrowed Money                          236           72         355          126
                                           ---------    ---------   ---------   ---------
  Total Interest Expense                      6,427        5,353      12,713       10,687

NET INTEREST INCOME                           4,333        3,990       8,485        7,905
  Provision for Possible Loan Losses            250          288         510          387
NET INTEREST INCOME AFTER PROVISION        ---------    ---------   --------    ---------
  FOR POSSIBLE LOAN LOSSES                    4,083        3,702       7,975        7,518

NON-INTEREST INCOME
  Loan Servicing Fees                           269          275         593          477
  Mortgage Center Income                        122          495         208        1,031
  Deposit Related Charges and Fees              264          252         489          488
  Gain/(Loss) on Sale of Securities              (8)          -0-        (96)           2
  Insurance and Annuity Commissions              31           59          91           98
  Other                                          79          129         145          160
                                           ---------    ---------   ---------   ---------
TOTAL Non-Interest Income                       757        1,210       1,430        2,256

NON-INTEREST EXPENSE
  Compensation and Benefits                   1,618        1,516       3,110        3,483
  Commissions and Incentives                    158          230         257          415
  Occupancy and Equipment                       518          522       1,012        1,049
  Federal Insurance Premium                      21           54          40          107
  Data Processing                               219          244         437          488
  Advertising                                   111          103         202          195
  Other Real Estate Owned                        (6)          -0-         (6)           2
  Amortization of Goodwill                       51           51         102          103
  Amortization of Mortgage Servicing Rights       6           14          11           35
  Other                                         404          610         803        1,140
                                           ---------    ---------  ---------    ----------
TOTAL NON-INTEREST EXPENSE                    3,100        3,344       5,968        7,017
                                           ---------    ---------  ---------    ----------
INCOME BEFORE INCOME TAXES                    1,740        1,568       3,437        2,757
  Income Tax Provision                         (615)        (529)     (1,215)        (932)
                                           ---------    ---------  ---------    ----------
NET INCOME                                  $ 1,125      $ 1,039     $ 2,222      $ 1,825
                                           =========    =========  =========    ==========

Basic Earnings Per Share                      $0.28        $0.25       $0.54        $0.44

Diluted Earnings Per Share                    $0.27        $0.24       $0.54        $0.42

Comprehensive Income/(Loss)                 $ 1,160      $   371     $ 1,852      $   856

COVEST BANCSHARES INC.
AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet.  It reflects the average yield on assets and average cost of liabilities for the periods indicated, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.
                                                                    THREE MONTHS ENDED
                                -----------------------------------------------------------------------------------
                                               JUNE 30, 2000                             JUNE 30, 1999
                                -----------------------------------------     ---------------------------------
                                   AVERAGE                     AVERAGE        AVERAGE                AVERAGE
                                   BALANCE        INTEREST    YIELD/COST      BALANCE    INTEREST   YIELD/COST
INTEREST-EARNING ASSETS:        -----------------------------------------     ---------------------------------
  Commercial Loans (A)(B)         $23,170         $   466         8.04%      $ 10,488   $    171      6.51%
  Multi-Family Loans (B)          136,157           2,681         7.88         71,799      1,405      7.83
  Commercial Real Estate (B)       71,696           1,498         8.36         68,721      1,473      8.57
  Construction Loans (B)           41,144           1,131        11.00         40,722        901      8.85
  Commercial/Muni Leases           14,760             234         6.34         31,999        501      6.27
  Mortgage Loans (A)(B)           127,848           2,394         7.49        128,777      2,313      7.18
  Consumer Loans                   52,207           1,170         8.96         42,680        908      8.51
  Securities                       52,072             784         6.02         84,652      1,190      5.63
  Mortgage-Backed and
    Related Securities             16,684             289         6.93         22,355        385      6.89
  Other Investments                10,550             161         6.10         15,849        185      4.67
                                -----------------------------------------   ----------------------------------
Total Interest-Earning Assets    $546,288         $10,808         7.91%      $518,042   $  9,432      7.28%
Non-Interest Earning Assets        17,728                                      21,777
                                -----------------------------------------   ----------------------------------
TOTAL ASSETS                     $564,016                                    $539,819
                                =========================================  =======================================
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking      $ 22,711         $    63         1.11%      $ 22,628   $     59      1.05%
  Savings                          48,409             301         2.49         52,152        324      2.49
  Money Market                     98,651           1,408         5.71         82,375        898      4.36
  Certificates of Deposits        161,674           2,307         5.71        173,168      2,261      5.22
  Jumbo CDs                         9,637             142         5.89          9,273        118      5.10
  Purchased CDs                    48,330             776         6.42              0          0      0.00
  FHLB Advances                    78,231           1,195         6.11        120,000      1,621      5.40
  Other Borrowed Funds             15,754             236         5.99          6,318         72      4.55
                                -----------------------------------------  ------------------------------------
Total Interest-Bearing
  Liabilities                    $483,397         $ 6,427         5.32%      $465,914   $  5,353      4.60%

Non-Interest Bearing Deposits      23,066                                      16,646
Other Liabilities                  10,936                                      10,863
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES                $517,399                                    $493,423
                                -----------------------------------------   ----------------------------------
Stockholders' Equity               46,617                                      46,396
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           $564,016                                    $539,819
                                =========================================   ==================================
NET INTEREST INCOME                               $ 4,381                               $  4,079
                                -----------------------------------------   ----------------------------------
NET INTEREST RATE SPREAD (C)                                      2.59%                               2.68%
                                -----------------------------------------   ----------------------------------
NET INTEREST MARGIN (D)                                           3.21%                               3.08%
                                -----------------------------------------   ----------------------------------
(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.

COVEST BANCSHARES INC.
AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet.  It reflects the average yield on assets and average cost of liabilities for the periods indicated, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.
                                                                     SIX MONTHS ENDED
                                -----------------------------------------------------------------------------------
                                               JUNE 30, 2000                             JUNE 30, 1999
                                -----------------------------------------     ---------------------------------
                                   AVERAGE                     AVERAGE        AVERAGE                AVERAGE
                                   BALANCE        INTEREST    YIELD/COST      BALANCE    INTEREST   YIELD/COST
INTEREST-EARNING ASSETS:        -----------------------------------------     ---------------------------------
  Commercial Loans (A)(B)         $20,688         $   800         7.73%      $  9,914   $    307      6.19%
  Multi-Family Loans (B)          130,241           5,076         7.79         68,501      2,677      7.82
  Commercial Real Estate (B)       72,796           3,034         8.34         65,339      2,795      8.56
  Construction Loans (B)           43,173           2,297        10.64         38,271      1,697      8.87
  Commercial/Muni Leases           17,247             544         6.31         32,445      1,020      6.29
  Mortgage Loans (A)(B)           128,928           4,788         7.43        136,538      4,922      7.21
  Consumer Loans                   51,735           2,282         8.82         43,810      1,845      8.42
  Securities                       52,929           1,592         6.02         71,008      2,036      5.74
  Mortgage-Backed and
    Related Securities             17,500             607         6.94         26,397        894      6.77
  Other Investments                 9,508             278         5.85         24,653        572      4.64
                                -----------------------------------------   ----------------------------------
Total Interest-Earning Assets    $544,745         $21,299         7.82%      $516,876   $ 18,765      7.26%
Non-Interest Earning Assets        17,674                                      21,855
                                -----------------------------------------   ----------------------------------
TOTAL ASSETS                     $562,419                                    $538,731
                                =========================================  =======================================
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking      $ 22,564         $   124         1.10%      $ 22,617   $    118      1.05%
  Savings                          48,969             610         2.49         52,297        647      2.47
  Money Market                     94,068           2,613         5.56         81,581      1,762      4.32
  Certificates of Deposits        163,772           4,628         5.65        173,808      4,553      5.24
  Jumbo CDs                         9,014             260         5.77          9,968        257      5.16
  Purchased CDs                    49,321           1,587         6.44              0          0      0.00
  FHLB Advances                    84,027           2,536         6.04        120,000      3,224      5.37
  Other Borrowed Funds             12,256             355         5.79          5,661        126      4.46
                                -----------------------------------------  ------------------------------------
Total Interest-Bearing
  Liabilities                    $483,991         $12,713         5.25%      $465,932   $ 10,687      4.59%

Non-Interest Bearing Deposits      21,432                                      15,380
Other Liabilities                  10,603                                      10,703
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES                $516,026                                    $492,015
                                -----------------------------------------   ----------------------------------
Stockholders' Equity               46,393                                      46,716
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           $562,419                                    $538,731
                                =========================================   ==================================
NET INTEREST INCOME                               $ 8,586                               $  8,078
                                -----------------------------------------   ----------------------------------
NET INTEREST RATE SPREAD (C)                                      2.57%                               2.67%
                                -----------------------------------------   ----------------------------------
NET INTEREST MARGIN (D)                                           3.15%                               3.06%
                                -----------------------------------------   ----------------------------------

(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.
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